                                [NAME OF FUND]
                    AMENDED AND RESTATED MULTIPLE CLASS PLAN

 WHEREAS, [name of fund] (the "Fund"), a [state] [corporation] [business trust]
is registered under the Investment Company Act of 1940, as amended (the "1940
Act"), as an open-end management investment company that offers shares of
[common stock][beneficial interest];

 WHEREAS, American Funds Distributors, Inc. (the "Distributor") serves as the principal underwriter for the Fund;

 WHEREAS, the Fund has adopted Plans of Distribution (each a "12b-1 Plan")
under which the Fund may bear expenses of distribution of its shares, including payments to and/or reimbursement of certain expenses incurred by the
Distributor in connection with its distribution of the Fund's shares;

 WHEREAS, the Fund has entered into an Administrative Services Agreement with
Capital Research and Management Company under which the Fund may bear certain transfer agent and administrative expenses for certain classes of shares;

 WHEREAS, the Fund is authorized to issue the following classes of shares of
[common stock][beneficial interest]: Class A shares, Class B shares, Class C shares, Class F shares, Class R-1 shares, Class R-2 shares, Class R-3 shares,
Class R-4 shares and Class R-5 shares (collectively the  "Class R shares"), as well as Class 529-A shares, Class 529-B shares, Class 529-C shares, Class 529-E shares and Class 529-F shares (collectively the "Class 529 shares");

 WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting stock representing interests in the same portfolio if, among other things, an investment company adopts a written Multiple Class Plan (the "Plan") setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges; and

 WHEREAS, the Board of [Directors][Trustees] of the Fund adopted an Amended and
Restated Multiple Class Plan on [date in 2000] (the "Plan") and has determined, that it is in the best interest of each class of shares of the Fund individually, and the Fund as a whole, to amend and restate the Plan in recognition of the Fund issuing additional classes of shares;

 NOW THEREFORE, the Fund amends and restates the Plan as follows:

 1. Each class of shares will represent interests in the same portfolio of investments of the Fund, and be identical in all respects to each other class, except as set forth below. The differences among the various classes of shares of the Fund will relate to: (i) distribution, service and other charges and expenses as provided for in paragraph 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or the separate voting right of each class on matters for which the interests of one class differ from the interests of another class; and (iii) such differences relating to (a) eligible investors,

(b) the designation of each class of shares, (c) conversion features, and (d)
exchange privileges each as may be set forth in the Fund's prospectus and statement of additional information ("SAI"), as the same may be amended or supplemented from time to time.

 2. (a) Certain expenses may be attributable to the Fund, but not a particular class of shares thereof. All such expenses will be borne by each class on the basis of the relative aggregate net assets of the classes. Notwithstanding the foregoing, the Distributor, the investment adviser or other provider of services to the Fund may waive or reimburse the expenses of a specific class or classes to the extent permitted by Rule 18f-3 under the 1940 Act and any other applicable law.

  (b) A class of shares may be permitted to bear expenses that are directly attributable to that class, including: (i) any distribution service fees associated with any rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such rule 12b-1 Plan; (ii) any administrative service fees attributable to such class; and (iii) any transfer agency, sub-transfer agency and shareholder servicing fees attributable to such class.

  (c) Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be applied properly to one class of shares of the Fund shall be so applied upon approval by votes of the majority of both (i) the Board of [Directors][Trustees] of the Fund; and (ii)
those [Directors][Trustees] of the Fund who are not "interested persons" of the
Fund (as defined in the 1940 Act) ("Independent [Directors][Trustees]").

 3. Consistent with the general provisions of section 2(b), above, each class of shares of the Fund shall differ in the amount of, and the manner in which costs are borne by shareholders as follows:

  (a) Class A shares

(i) Class A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a contingent deferred sales charge ("CDSC"), and at net asset value without any sales charge, as set forth in the Fund's prospectus and SAI.

(ii) Class A shares shall be subject to an annual distribution expense under the Fund's Class A Plan of Distribution of up to 0.25% of average net assets, as set forth in the Fund's prospectus, SAI, and Plan of Distribution. This expense consists of a service fee of up to 0.25% plus certain other distribution costs.

 (b) Class B shares

(i) Class B shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the
Fund's prospectus and SAI.

(ii) Class B shares shall be subject to an annual 12b-1 expense under the
Fund's Class B Plan of Distribution of 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class B Plan of Distribution. This expense shall consist of a distribution fee of 0.75% and a service fee of 0.25%
of such net assets.

(iii) Class B shares will automatically convert to Class A shares of the Fund approximately eight years after purchase, subject to the limitations described in the Fund's prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.

(iv) Class B shares shall be subject to a fee (included within the transfer agency expense) for additional costs associated with tracking the age of each
Class B share.

 (c) Class C shares

(i) Class C shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the
Fund's prospectus and SAI.

(ii) Class C shares shall be subject to an annual 12b-1 expense under the
Fund's Class C Plan of Distribution of 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class C Plan of Distribution. This expense shall consist of a distribution fee of 0.75% and a service fee of 0.25%
of such net assets.

(iii) Class C shares shall be subject to an Administrative Services fee comprising transfer agent fees (according to the fee schedule contained in the
Shareholder Services Agreement between the Fund and its transfer agent for its
Class A and Class B shares) plus 0.15% of average net assets, as set forth in the Fund's prospectus, SAI, and its Administrative Services Agreement.  In
calculating transfer agent fees allocable to the Class C shares, the fees generated shall be charged to the Fund and allocated to the Class C shares based on their aggregate net assets relative to those of the Class A, Class B and Class 529 shares.  No transfer agent fees shall be charged for accounts held in other than street name or a networked environment.

(iv) Class C shares will automatically convert to Class F shares of the Fund approximately ten years after purchase, subject to the limitations described in the Fund's prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.

(v) Class C shares shall be subject to a fee, if any, (included within the transfer agency expense) for additional costs associated with tracking the age of each Class C share.

 (d) Class F shares

(i) Class F shares shall be sold at net asset value without a front-end or back-end sales charge.

(ii) Class F shares shall be subject to an annual 12b-1 expense under the
Fund's Class F Plan of Distribution of up to 0.50% of average net assets, as set forth in the Fund's prospectus, SAI, and Class F Plan of Distribution. This expense shall consist of a distribution fee of 0.25% and a service fee of 0.25%
of such net assets.

(iii) Class F shares shall be subject to an Administrative Services fee comprising transfer agent fees (according to the fee schedule contained in the
Shareholder Services Agreement between the Fund and its transfer agent for its
Class A and Class B shares) plus 0.15% of average net assets, as set forth in the Fund's prospectus, SAI, and its Administrative Services Agreement. Class F
shares will pay only those transfer agent fees and third party pass-through fees (e.g., DST and NSCC fees) that are directly attributed to accounts of and activities generated by the Class F shares.  No transfer agent fees shall be charged for accounts held in other than street name or a networked environment.

 (e) The Class R shares consisting of Class R-1 shares, Class R-2 shares, Class
R-3 shares, Class R-4 shares, and Class R-5 shares

(i) The Class R shares shall be sold at net asset value without a front-end or back-end sales charge.

(ii) Class R-1 shares shall be subject to an annual 12b-1 expense under the
Fund's Class R-1 Plan of Distribution of 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class R-1 Plan of Distribution. This expense shall consist of a distribution fee of 0.75% and a service fee of 0.25%
of such net assets.

(iii) Class R-2 shares shall be subject to an annual 12b-1 expense under the
Fund's Class R-2 Plan of Distribution of up to 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class R-2 Plan of Distribution.
This expense shall consist of a distribution fee of 0.75% and a service fee of
0.25% of such net assets.

(iv) Class R-3 shares shall be subject to an annual 12b-1 expense under the
Fund's Class R-3 Plan of Distribution of up to 0.75% of average net assets, as set forth in the Fund's prospectus, SAI, and Class R-3 Plan of Distribution.
This expense shall consist of a distribution fee of 0.50% and a service fee of
0.25% of such net assets.

(v) Class R-4 shares shall be subject to an annual 12b-1 expense under the
Fund's Class R-4 Plan of Distribution of up to 0.50% of average net assets, as set forth in the Fund's prospectus, SAI, and Class R-4 Plan of Distribution.
This expense shall consist of a distribution fee of 0.25% and a service fee of
0.25% of such net assets.

(vi) Class R-5 shares shall not be subject to an annual 12b-1 expense.

(vii) The Class R shares shall be subject to an Administrative Services fee comprising transfer agent fees (according to the fee schedule contained in the
Shareholder Services Agreement between the Fund and its transfer agent for its
Class A and Class B shares) plus 0.15% of average net assets for Class R-1 shares, Class R-2 shares, Class R-3 shares and Class R-4 shares, and 0.10% for
Class R-5 shares, as set forth in the Fund's prospectus, SAI, and
Administrative Services Agreement.   Each of the Class R share classes will pay
only those transfer agent fees and third party pass-through fees (E.G., DST and
NSCC fees) that are directly attributed to accounts of and activities generated by its own share class.

(viii) The Class R-2 and Class R-3 shares may be subject to additional sub-transfer agent fees paid to third parties providing services to Fund shareholders in those share classes.  These fees will be charged directly to the share class incurring the expense.

 (f) The 529 share classes consisting of Class 529-A shares, Class 529-B shares, Class 529-C shares, Class 529-E shares and Class 529-F shares

(i) The Class 529-A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a CDSC, and at net asset value without any sales charge, as set forth in the
Fund's prospectus and SAI.

(ii) The Class 529-B and Class 529-C shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the Fund's prospectus and SAI.

(iii) The Class 529-E and Class 529-F shares shall be sold at net asset value without a front-end or back-end sales charge.
(iv) Class 529-A shares shall be subject to an annual 12b-1 expense under the
Fund's Class 529-A Plan of Distribution of up to 0.50% of average net assets, as set forth in the Fund's prospectus, SAI, and Class 529-A Plan of
Distribution. This expense shall consist of a distribution fee of 0.25% and a service fee of 0.25% of such net assets.
(v) Cla
ss 529-B shares shall be subject to an annual 12b-1 expense under the
Fund's Class 529-B Plan of Distribution of 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class 529-B Plan of Distribution. This expense shall consist of a distribution fee of 0.75% and a service fee of 0.25%
of such net assets.

(vi) Class 529-C shares shall be subject to an annual 12b-1 expense under the
Fund's Class 529-C Plan of Distribution of 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class 529-C Plan of Distribution. This expense shall consist of a distribution fee of 0.75% and a service fee of
0.25%% of such net assets.

(vii)  Class 529-E shares shall be subject to an annual 12b-1 expense under the
Fund's Class 529-E Plan of Distribution of up to 0.75% of average net assets, as set forth in the Fund's prospectus, SAI, and Class 529-E shares Plan of
Distribution This expense shall consist of a distribution fee of 0.50% and a service fee of 0.25% of such net assets.

(viii) Class 529-F shares shall be subject to an annual 12b-1 expense under the
Fund's Class 529-F Plan of Distribution of up to 0.50% of average net assets, as set forth in the Fund's prospectus, SAI, and Class 529-F Plan of
Distribution. This expense shall consist of a distribution fee of 0.25% and a service fee of 0.25% of such net assets.

(ix) The Class 529 shares shall be subject to an Administrative Services fee of
0.15% of average net assets for all 529 shares, as set forth in the Fund's prospectus, SAI, and Administrative Services Agreement. In calculating transfer agent fees allocable to the Class 529 shares, the fees generated from maintaining these accounts (determined using the fee schedule contained in the
Shareholder Services Agreement between the Fund and its transfer agent for its
Class A and Class B shares) shall be allocated to the Class 529 shares based on their aggregate net assets relative to those of the Class A, Class B and Class
C shares.  The fee thus determined shall be paid by CRMC from the
Administrative Services Fee.

(x) The Class 529 shares shall be subject to a Virginia Administrative Fee of
0.10% of average net assets payable to the Commonwealth of Virginia, as set forth in the Fund's prospectus and SAI.

All other rights and privileges of Fund shareholders are identical regardless of which class of shares are held.

 4. This Plan shall not take effect until it has been approved by votes of the majority of both (i) the Board of [Directors][Trustees] of the Fund and (ii)
the Independent [Directors][Trustees].

 5. This Plan shall become effective with respect to any class of shares of the
Fund, other than Class A, Class B, Class C, Class F, Class R-1, Class R-2,
Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class
529-E or Class 529-F shares, upon the commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional class by votes of the majority of both (i) the Board of [Directors][Trustees] of the Fund; and (ii) Independent
[Directors][Trustees] prior to the offering of such additional class of shares), and shall continue in effect with respect to such additional class or classes until terminated in accordance with paragraph 7. An addendum setting forth such specific and different terms of such additional class or classes shall be attached to and made part of this Plan.

 6. No material amendment to the Plan shall be effective unless it is approved by the votes of the majority of both (i) the Board of [Directors][Trustees] of the Fund and (ii) Independent [Directors][Trustees].

 7. This Plan may be terminated at any time with respect to the Fund as a whole or any class of shares individually, by the votes of the majority of both (i)
the Board of [Directors][Trustees] of the Fund and (ii) Independent
[Directors][Trustees]. This Plan may remain in effect with respect to a particular class or classes of shares of the Fund even if it has been terminated in accordance with this paragraph with respect to any other class of shares.

 IN WITNESS WHEREOF, the Fund has caused this Plan to be executed by its officers thereunto duly authorized, as of February 1, 2002.

[NAME OF FUND]
By:
[name]
Chairman of the Board
By:
[name]
Secretary